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                             EMPLOYMENT AGREEMENT


                  Employment Agreement ("Agreement") made and entered into as of December 11, 1996, by and between THE MARQUEE GROUP INC., a Delaware corporation having a place of business at 150 East 58th Street, New York, New York 10155 ("Employer"), and MICHAEL LETIS, having a place of business at 410 Greenwich Avenue, Greenwich, Connecticut 06830 ("Executive").

                  WHEREAS, Employer has been established to engage in the business of providing management, licensing, sponsorship sales, marketing, consulting and production services to sports related businesses and talent; and

                  WHEREAS,          Employer desires to employ Executive as its
Executive Vice President, and Executive is willing to be employed in such capacity;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, it is agreed as follows:

                  1.       EMPLOYMENT; DUTIES.

                           (a)      Employer hereby agrees to employ Executive,
and Executive hereby agrees to accept employment during the term hereof, as Executive Vice President, and shall perform such services in accordance with the standards observed by senior executives in comparable businesses, subject at all times to the direction of the Board of Directors of Employer (the "Board").

                           (b)      During the term of this Agreement, Employer
agrees to cause Executive to be elected to the Board of Directors of Sports Marketing & Television International, Inc. ("SMTI"), a wholly-owned subsidiary of Employer, and to use its best efforts to cause Executive to be nominated to the Board. Executive agrees to serve in such capacities upon appointment on the same terms and conditions as the other executive officer/directors serving on the respective Board of Directors.

                           (c)      In addition to any obligations Executive
may have to vote his shares of Employer in the manner set forth in that certain Shareholders' Agreement (the "Shareholders' Agreement"), dated as of March 21, 1996, by and among The Sillerman Companies, Inc., Robert M. Gutkowski, Arthur Kaminsky, Louis J. Oppenheim, Michael Trager, Executive and Employer, Executive agrees that, during the Employment Term, as hereinafter defined, he will vote his shares of Employer in the manner set forth in
Section 3.01(d) of the Shareholders' Agreement.

                  2. TERM OF EMPLOYMENT. Executive's employment hereunder shall commence on the date of this Agreement and shall continue for a period of five (5) years therefrom (the "Employment Term").



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                  3.       COMPENSATION.

                           (a)      As consideration for all of the services
performed by Executive under this Agreement, Employer shall pay Executive, as an annual salary payable in accordance with Employer's ordinary payroll practices, the sum of three hundred thousand dollars ($300,000).

                           (b)      Employer shall reimburse Executive for all
ordinary, reasonable and necessary expenses incurred by Executive in connection with his duties hereunder upon presentation by Executive of the details of and vouchers for such expenses. During the term of this Agreement, Executive shall be entitled to participate in all pension, group insurance, hospitalization, medical, health, accident and disability plans of Employer and shall be eligible to be granted options and other benefits under stock option and similar incentive plans maintained by Employer (it being understood that the foregoing is not a guarantee that Executive will be granted options or other benefits under such plans).

                  4.       NON-COMPETITION.

                           (a)      As used herein, the term "Competitive
Activities" means any attempt by Executive, without the prior written consent of Employer, directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor (except that Executive may purchase up to five percent of the outstanding capital stock of any publicly-traded corporation) or otherwise to engage or participate in the business of providing management, licensing, sponsorship sales, marketing, consulting and production services to sports related businesses and talent, in any area. As used herein, the term "Client Solicitation" means any attempt by Executive, without the prior written consent of Employer, directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor or otherwise to interfere with, disrupt, or attempt to disrupt, any past, present or prospective relationship, contractual or otherwise, between Employer and any client, customer, vendor or supplier of Employer. As used herein, the term "Employee Solicitation" means any attempt by Executive, without the prior written consent of Employer, directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor or otherwise to employ or solicit the employment or engagement by others of any employee of Employer who was an employee as of the date of the termination of this Agreement or within six (6) months prior thereto.

                           (b) (i) During the term of this Agreement, Executive will not engage in any Competitive Activities, Client Solicitation or Employee Solicitation.

                                    (ii) If Executive voluntarily terminates
                  this Agreement during the first three (3) years hereof, he will not engage in any Competitive Activities for a period of one hundred and eighty (180) days after such termination or engage in any Client Solicitation or Employee Solicitation for a period of eighteen (18) months after such termination.

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                                    (iii) If Executive voluntarily terminates
                  this Agreement after the first three (3) years hereof, he will not engage in any Competitive Activities for a period of ninety (90) days after such termination or engage in any Client Solicitation or Employee Solicitation for a period one (1) year after such termination.

                                    (iv) If Employer terminates this Agreement
                  for "Cause" (as hereinafter defined), Executive will not engage in any Competitive Activities for a period of ninety
                  (90) days after such termination or engage in any Client Solicitation or Employee Solicitation for a period of one
                  (1) year after such termination.

                                    (v) If Employer terminates this Agreement
                  without Cause, Executive will not be subject to any prohibitions (other than those, if any, provided under applicable law) regarding Competitive Activities, Client Solicitation or Employee Solicitation.

                                    (vi) If, after the end of the Employment
                  Term, Executive refuses a good faith offer of Employer to extend Executive's employment on terms substantially similar to those set forth herein (other than those terms relating to the length of employment), Executive will not, for a period of eighteen (18) months after the end of the Employment Term, engage in any Client Solicitation or Employee Solicitation.

                                    (vii) If, after the end of the Employment
                  Term, Employer does not make a good faith offer to Executive to extend Executive's employment on terms substantially similar to those set forth herein (other than those terms relating to the length of employment), Executive will not
                  (A) for a period of one (1) year after the end of the Employment Term, engage in any Client Solicitation or (B) for a period of ninety (90) days after the end of Employment Term, engage in any Employee Solicitation.

                                    (viii) For purposes of paragraphs (vi) and
                  (vii) of this Section 4(b), "employment on terms substantially similar to those set forth herein" shall include employment with a salary at least as great as the greater of (A) those set forth in Section 3(a) hereof or (B) those then payable pursuant to an amendment (whether oral or written) to the salary provisions set forth in Section 3(a) hereof. Notwithstanding the foregoing, if, at the end of the Employment Term, each of the other parties to the Shareholders' Agreement who then has an employment agreement with the Company (the "Other Employees") agrees, or has previously agreed, to a reduction in the salary then payable to him by Employer, then "employment on terms substantially similar to those set forth herein" shall include employment with a salary at least as great as the greater of clause (A) or (B) above, reduced by the same percentage amount by which the Other Employees agree, or have previously agreed,



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                  to a reduction in their salary; provided, however, that such salary will not be less than that specified in clause (A) above.

                                    (ix) Nothing in paragraphs (ii) or (iii)
                  of this Section 4(b) is intended to confer upon Executive any right to terminate this Agreement other than for the reasons set forth in Section 7(c) hereof.

                           (c)      In the event that Executive breaches any
provisions of this Section 4 or there is a threatened breach, then, in addition to any other rights which Employer may have, Employer shall be entitled to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this paragraph, Executive shall not argue as a defense that there is an adequate remedy at law nor shall Employer be prevented from seeking any other remedies which may be available.

                  5. CONFIDENTIALITY. During the term of this Agreement and thereafter, Executive agrees to hold in strictest confidence, and not to use, except for the benefit of Employer, or to disclose to any person, firm or corporation, without the prior written authorization of the Board, any trade secrets, confidential knowledge, data or other proprietary information of Employer.

                  6. VACATION; BENEFITS. Executive shall be entitled to paid vacation time at the rate of not less than four (4) weeks per calendar year during the term of his employment hereunder. In addition, Executive will be permitted to observe religious holidays as personal days and such days off will not be applied against Executive's vacation time. During the term of this Agreement, Employer shall maintain medical and dental insurance plans similar in scope and coverage to those maintained by comparable businesses and Executive shall be entitled to participate in such plans.

                  7.       TERMINATION.

                           (a)      Anything to the contrary notwithstanding,
this Agreement shall terminate before the expiration of the term hereof in the event of Executive's (i) death or (ii) at the discretion of Employer, upon Executive's disability for a period of twenty six (26) consecutive weeks. For the purposes of this Agreement, "disability" shall mean the incapacitation or disablement by accident, sickness or otherwise so as to render Executive mentally or physically incapable of performing the services required to be performed by him under this Agreement. If, in the discretion of Employer, Executive has recovered from a disability for which he was terminated and the Employment Term has not expired, then Employer may, at its option, rehire Executive on the terms of this Agreement for the period that ends with the expiration of the Employment Term. If Executive declines such offer to rehire him, he shall do so without any liability or obligation to Employer, except as set forth in the next two (2) sentences. If Executive declines such offer to rehire him, then, if such offer to rehire is extended on or prior to the third
(3rd) anniversary of the date of this Agreement, Executive will not engage in any Competitive Activities for a period of one hundred and eighty (180) days after such offer to rehire is extended or engage in any Client Solicitation or

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Employee Solicitation for a period of eighteen (18) months after such offer to rehire is extended. If Executive declines such offer to rehire him, then, if such offer to rehire is extended after the third (3rd) anniversary of the date of this Agreement, Executive will not engage in any Competitive Activities for a period of ninety (90) days after such offer to rehire is extended or engage in any Client Solicitation or Employee Solicitation for a period of one (1) year after such offer to rehire is extended.

                           (b)      Executive's employment hereunder may also
be terminated by Employer before the expiration of the Employment Term only for Cause, as herein defined. "Cause" shall mean only one or more of the following occurrences:

                                    (i)  Executive's conviction of a felony by
                  a court of competent jurisdiction (which conviction, through lapse of time or otherwise, is not subject to appeal);

                                    (ii)  Executive's commission of an act of
                  fraud or embezzlement upon Employer;

                                    (iii)  the material breach by Executive of
                  Section 4(b)(i) hereof; or

                                    (iv) in the event of the wilful
                  malfeasance or gross negligence in the performance of Executive's duties hereunder or the wilful failure of Executive to perform his duties hereunder, which malfeasance, negligence or failure has a material adverse effect on the business of Employer and continues for a period of fifteen (15) days after written notice is given to Executive specifying such malfeasance, negligence or failure.

                           (c)      Executive may terminate his employment
hereunder only if:

                                    (i) at two (2) consecutive annual meetings
                  of the stockholders of Employer, or in written consents in lieu thereof, Executive fails to win election to the Board;

                                    (ii) at two (2) consecutive annual
                  meetings of the stockholders of SMTI, or in written consents in lieu thereof, Executive fails to win election to the Board of Directors of SMTI;

                                    (iii) Employer fails to pay Executive's
                  salary for a period of sixty (60) consecutive days; or

                                    (iv) Employer materially breaches any
                  other covenant by Employer herein contained and such breach continues for a period of fifteen (15) days following written notice by Executive to Employer of such breach.



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                           In the event of any termination by Executive of his
employment hereunder pursuant to this Section 7(c), all of Executive's obligations to Employer set forth herein shall terminate ; provided, however, that Employer shall remain liable for all salary accrued hereunder up to the date of such termination which shall be payable no later than thirty (30) days after the date of such termination. The foregoing shall not be deemed to restrict Executive's rights at law or in equity in the event of any breach of this Agreement by Employer.

                  8. NOTICES. All notices hereunder shall be in writing and shall be delivered in person or given by registered or certified mail, postage prepaid, and sent to the parties at the respective addresses above set forth. Either party may designate any other address to which notice shall be given by giving notice to the other of such change of address in the manner herein provided.

                  9. SEVERABILITY OF PROVISIONS. If any provision of this agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

                  10. GOVERNING LAW. This Agreement shall be construed and governed by the internal laws of the State of New York.

                  11. NON-WAIVER. The failure of either party to insist upon the strict performance of any term or condition in this Agreement shall not be considered a waiver or relinquishment of future compliance therewith.

                  12. ATTORNEY'S FEES. In the event of a dispute arising hereunder, each party shall bear its own fees and expenses (including legal fees and expenses).

                  13. ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire agreement between the parties relating to the subject matter hereof. No modification of this Agreement shall be valid unless it is made in writing and signed by the parties hereto and, if such modification takes effect within one (1) year from the date hereof, the other Shareholders (as such term is defined in the Shareholders' Agreement) who are employed by Employer as of the date of such modification.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.




                                         THE MARQUEE GROUP INC.


                                         By: /s/ Robert Gutkowski
                                            ----------------------------------
                                         Robert Gutkowski
                                         President and Chief Executive Officer


                                         /s/ Michael Letis
                                         -------------------------------------
                                         MICHAEL LETIS

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